INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

                                                                     EXHIBIT 4.1

                                                      December 1, 1999

Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations

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Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004
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RE: DEFINED ASSET FUNDS--MUNICIPAL INVESTMENT TRUST FUND,
    GNMA SERIES--1K

Gentlemen:

  We have examined the post-effective Amendment to the Registration Statement File No. 33-21457 for the above-captioned trust.

  We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective No. 11 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

  You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                      Sincerely,
                                                      JAMES PERRY
                                                      Vice President